UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 7, 2007

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant’s subsidiary, Davel Communications, Inc. (“Davel”), closed on September 7, 2007 the sale of approximately 21,405 payphones and other assets from Davel under an Asset Purchase Agreement (the “Agreement”) with Sterling Payphones, LLC (the “Buyer”).

Under the terms of the Agreement, Davel received $50,000 cash, $1,839,821 was paid to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P) to reduce the amount of principal and interest owed by the Registrant under the outstanding convertible debentures with YA Global Investments, L.P. (the “Payment”), and, pursuant to the Agreement, the remainder was held in escrow to pay certain key vendors of Davel and potential indemnification claims. The Payment also served to reduce Davel’s obligation to the Registrant under certain senior secured promissory notes owed by Davel to the Registrant. The Buyer also assumed certain liabilities of Davel.

The preceding description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is attached to this filing as Exhibit 10.1 and incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 above is incorporated by reference. There was no relationship, other than in respect of the transaction, between the Buyer and the Registrant or any of its affiliates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement by and between Davel Communications, Inc. and Sterling Payphones, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright Jay O. Wright Chief Executive Officer MOBILEPRO CORP
.

Date: September 10, 2007